UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a–12

SILVER BULL RESOURCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SILVER BULL RESOURCES, INC.
885 West Georgia Street, Suite 2200
Vancouver, British Columbia V6C 3E8

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, APRIL 11, 2012

To the Shareholders of Silver Bull Resources, Inc.:

The Annual Meeting of Shareholders of Silver Bull Resources, Inc., a Nevada corporation (the “Company”), will be held at the Metropolitan Hotel Vancouver, the Vancouver Room, 645 Howe Street, Vancouver, British Columbia V6C 2Y9 on Wednesday, April 11, 2012 at 1:30 p.m. local time for the purpose of considering and voting upon proposals to:

1.	Elect six (6) directors, each to serve until the next annual meeting of shareholders of the Company or until their successors are elected and qualified;

2.	Ratify and approve the appointment of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ended October 31, 2012; and

3.	Transact such other business as may lawfully come before the meeting or any adjournment(s) or postponement(s) thereof.

The board of directors has fixed the close of business on Friday, February 24, 2012 as the record date for determination of the shareholders entitled to vote at the meeting and any adjournment(s) or postponement(s) thereof.

A Proxy Statement describing the matters to be considered at the meeting is attached to this Notice.  Our Form 10-K for the fiscal year ended October 31, 2011 accompanies this Notice, but it is not deemed to be part of the Proxy Statement.

Your vote is important. Whether or not you plan to attend the meeting, I hope that you will vote as soon as possible. You may vote your shares by either completing, signing and returning the accompanying proxy card or casting your vote via a toll-free telephone number at 1-800-690-6903 or over the Internet at www.proxyvote.com at least 48 hours prior to the meeting and any adjournment(s) or postponement(s) thereof (excluding Saturdays, Sundays, and holidays).  Stockholders who attend the meeting may revoke their proxies and vote in person if they so desire.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 11, 2012:

The Proxy Statement, Annual Report on Form 10-K for the year ended October 31, 2011, and Proxy Card are available at: http://www.silverbullresources.com/s/agm.asp.

BY ORDER OF THE BOARD OF DIRECTORS, BRIAN EDGAR, CHAIRMAN

TABLE OF CONTENTS

ABOUT THE ANNUAL MEETING	1

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	5

MANAGEMENT	7

EXECUTIVE COMPENSATION	15

COMPENSATION DISCUSSION AND ANALYSIS	16

INDEPENDENT PUBLIC ACCOUNTANTS	23

REPORT OF THE AUDIT COMMITTEE	24

REPORT OF THE COMPENSATION COMMITTEE	25

PROPOSAL ONE - ELECTION OF DIRECTORS	26

PROPOSAL TWO - RATIFICATION AND APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	27

ANNUAL REPORT TO SHAREHOLDERS	28

OTHER MATTERS	28

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS	28

SHAREHOLDER PROPOSALS	28

SILVER BULL RESOURCES, INC.
885 West Georgia Street, Suite 2200
Vancouver, British Columbia V6C 3E8

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

WEDNESDAY, APRIL 11, 2012

This proxy statement (the “Proxy Statement”) is furnished to shareholders of Silver Bull Resources, Inc. (“Silver Bull” or the “Company”) in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Silver Bull to be voted at the Annual Meeting of Shareholders (the “Meeting”).  The Meeting will be held at the Metropolitan Hotel Vancouver, the Vancouver Room, 645 Howe Street, Vancouver, British Columbia V6C 2Y9 on Wednesday, April 11, 2012 at 1:30 p.m. local time, or at any adjournment or postponement thereof.  The Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.  This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting of Shareholders, as well as the Company’s Annual Report on Form 10-K for the year ended October 31, 2011 (collectively, the “Proxy Materials”), are first being mailed to shareholders beginning on or about Thursday, March 1, 2012.

ABOUT THE ANNUAL MEETING

Why am I receiving this proxy statement and proxy card?

You have received these proxy materials because the Board is soliciting your proxy to vote your shares at the Meeting.  This proxy statement describes issues on which we would like you to vote at our annual meeting of shareholders.  It also provides you with information on these issues so that you may make an informed decision on the proposals to be voted on at the Meeting.  The costs of the solicitation will be borne by the Company.  Proxies may be solicited personally or by mail, telephone, facsimile or telegraph by directors, officers and regular employees of the Company, none of whom will receive any additional compensation for such solicitations.  The Company will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses incurred in sending the proxy materials to beneficial owners of the shares.  The proposed corporate actions on which the shareholders are being asked to vote are not corporate actions for which shareholders of a Nevada corporation have the right to dissent under the Nevada Private Corporations Chapter of the Nevada Revised Statutes, Nev. Rev. Stat. 78.

What is the purpose of the annual meeting of shareholders?

At our annual meeting, shareholders will vote on the following items of business:

1.	Elect six (6) directors, each to serve until the next annual meeting of shareholders of the Company or until their successors are elected and qualified; and

2.	Ratify and approve the appointment of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ended October 31, 2012.

You will also vote on such other matters as may properly come before the meeting or any postponement(s) or adjournment(s) thereof.

What are the Board’s recommendations?

Our Board recommends that you vote:

1.	“FOR” the election of the six (6) nominated directors; and

2.	“FOR” the ratification of the appointment of Hein & Associates LLP as our independent registered public accounting firm.

With respect to any other matter that properly comes before the Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, at their own discretion.

What shares are entitled to vote?

As of Friday, February 24, 2012, the record date for the meeting, we had 136,160,157 shares of common stock outstanding.  Each share of our common stock outstanding on the record date is entitled to one vote on all items being voted on at the Meeting.  You can vote all of the shares that you owned on the record date.  These shares include: (1) shares held directly in your name as the shareholder of record; and (2) shares held for you as the beneficial owner through a broker, bank or other nominee.

What is required to approve each item?

1.
For Proposal No. 1 (election of directors), six (6) candidates will be elected by a plurality of affirmative votes. That is, the six (6) candidates that receive the highest number of affirmative votes will be elected to serve on our board of directors.

2.
For Proposal No. 2 (ratification of independent auditors), the affirmative vote of the holders of a majority of the stockholders’ shares present in person or represented by proxy at the meeting and entitled to vote, is required.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most shareholders hold their shares through a broker, bank or other holder of record rather than directly in their own name.  As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record.  If your shares are registered directly in your name with our transfer agent, Corporate Stock Transfer, Inc., you are considered, with respect to those shares, the shareholder of record, and we are sending these proxy materials directly to you.  As the shareholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the meeting.  We have enclosed a proxy card for you to use.

Beneficial Owner.  If your shares are held through a broker, bank, or other holder of record you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you from that holder together with a voting instruction card.  As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote and are also invited to attend the annual meeting.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or other holder of record that holds your shares, giving you the right to vote the shares at the meeting.  Your broker, bank or other holder of record has enclosed or provided voting instructions for you to use in directing the broker, bank or other holder of record how to vote your shares.

Who may attend the annual meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the annual meeting.  If you are not a shareholder of record but hold shares through a broker or bank (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement as of Friday, February 24, 2012, a copy of the voting instruction card provided by your broker, bank or other holder of record, or other similar evidence of ownership.  Cameras, recording devices, and other electronic devices will not be permitted at the annual meeting.

How may I vote my shares in person at the annual meeting?

Shares held in your name as the shareholder of record may be voted in person at the annual meeting.  Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank or other holder of record that holds your shares giving you the right to vote the shares.  Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions prior to the meeting as described below so that your vote will be counted if you later decide not to attend the annual meeting.

How may I vote my shares without attending the annual meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a stockholder of record, you may vote your shares by either completing, signing and returning the accompanying proxy card or casting your vote via a toll-free telephone number at 1-800-690-6903 or over the Internet at  www.proxyvote.com at least 48 hours prior to the meeting and any adjournment(s) or postponement(s) thereof (excluding Saturdays, Sundays, and holidays). If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or other holder of record. For directions on how to vote, please refer to the instructions included in the Notice or, for shares held beneficially in street name, the voting instruction card provided by your broker, bank or other holder of record.

Proxies submitted properly by one of the methods discussed above will be voted in accordance with the instructions contained therein. If the proxy is submitted but voting directions are not provided, the proxy will be voted “FOR” each of the six (6) director nominees, and “FOR” the ratification of the appointment of Hein & Associates LLP as our independent registered public accounting firm, and in such manner as the proxy holders named on the proxy, in their discretion, determine upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

If your shares are held through a broker, bank or other nominee (collectively referred to as “brokers”), the broker will vote your shares according to the specific instructions it receives from you. If the broker does not receive voting instructions from you, the broker may vote only on a proposal that is considered a “routine” matter.  The election of directors is not a “routine” matter on which your broker may vote without your instructions.  At this year’s annual meeting, your broker may vote without your instructions only on the ratification of the appointment of Hein & Associates LLP as our independent registered public accounting. The broker’s failure to vote on the election of directors because it lacks discretionary authority to do so, commonly referred to as a “broker non-vote,” will not affect the outcome of the vote on the election of directors.

May I change my vote or revoke my proxy after I return my proxy card?

Yes.  Even after you have submitted your proxy, you may change the votes you cast or revoke your proxy at any time before the votes are cast at the meeting by: (1) delivering a written notice of your revocation to our principal executive office, 885 West Georgia Street, Suite 2200 Vancouver, British Columbia V6C 3E8; or (2) executing and delivering a later dated proxy.  In addition, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the annual meeting will not by itself revoke a previously granted proxy.

What is a “broker non-vote”?

Brokers, banks or other holders of record are not permitted to vote in the election of directors if the broker has not received instructions from the beneficial owner.  In these cases, the broker can register your shares as being present at the annual meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required.  This is called a “broker non-vote.”  If you are a beneficial owner whose shares are held of record by a broker, bank or other holder of record, you must instruct the broker, bank or other holder of record how to vote your shares.  If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

What constitutes a quorum?

The presence, in person or by proxy, of one-third of the shares of Common Stock outstanding as of the Record Date constitutes a quorum for the transaction of business at the Meeting.  In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies. Abstentions will count towards quorum requirements.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one name or brokerage account. You should sign and return all proxies for each proxy card that you receive in order to ensure that all of your shares are voted.

How may I vote on each of the proposals?

For the election of directors pursuant to Proposal One, you may vote “FOR” any nominee, or you may indicate that you wish to withhold authority to vote for one or more of the nominees being proposed.  For Proposal Two, you may vote “FOR” or “AGAINST” the proposal, or you may indicate that you wish to “ABSTAIN” from voting on the proposal.

Who will count the proxy votes?

Votes will be counted by Broadridge Financial Solutions, Inc., whom we have retained to act as the inspector of election for the annual meeting.

How will voting on any other business be conducted?

We do not expect any matters to be presented for a vote at the Meeting other than the matters described in this proxy statement.  If you grant a proxy, either of the officers named as proxy holder, Brian Edgar or Timothy Barry, will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting.

How do I submit a stockholder proposal for consideration at next year’s annual meeting?

Proposals for Inclusion in Proxy Statement.  For your proposal or director nomination to be considered for inclusion in our proxy statement for next year’s annual meeting, your written proposal must be received by our corporate secretary at our principal executive office no later than November 1, 2012.  After this date, any shareholder proposal will be considered untimely.  If we change the date of next year’s annual meeting by more than thirty (30) days from the date of this year’s meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials.  You should also be aware that your proposal must comply with SEC regulations regarding inclusion of stockholder proposals in company-sponsored proxy materials, and with any provision in our Amended and Restated Bylaws regarding the same.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 Security Ownership of Certain Beneficial Owners

 Security Ownership of Management

The number of shares outstanding of the Company’s Common Stock as of the Record Date was 136,160,157. The following table sets forth as of February 27, 2012 the number of shares of the Company’s Common Stock beneficially owned by each of the Company’s directors, nominees, and executive officers, and the number of shares beneficially owned by all of the directors, nominees, and executive officers as a group:

Name and Address of Beneficial Owner (1)	Position	Amount and Nature of Beneficial Ownership (2)	Percent of Common Stock

Brian Edgar	Chairman and Director	6,130,436 (3)	4.5%

Timothy Barry	President, Chief Executive Officer and Director	1,554,667 (4)	1.1%

Nicole Adshead-Bell	Director	310,000 (5)	*

Joshua Crumb	Director	100,000 (6)	*

Murray Hitzman	Director	386,820 (7)	*

Duncan Hsia	Director	1,129,459 (8)	*

Daniel Kunz	Director	175,000 (9)	*

John McClintock	Director	100,000 (10)	*

Sean Fallis	Chief Financial Officer	336,668 (11)	*

Jason Cunliffe	Vice President - Exploration	316,667 (12)	*
All directors, nominees, and executive officers as a group (10 persons)		10,539,717	7.6%
_________________________

*	The percentage of Common Stock beneficially owned is less than one percent (1%).

(1)	The address of these persons is c/o Silver Bull Resources, Inc., 885 W. Georgia Street, Suite 2200, Vancouver, British Columbia V6C 3E8.

(2)	Calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(3)	Consists of (i) 5,430,436 shares of Common Stock held directly and (ii) 700,000 stock options, all of which are vested or will vest within 60 days.

(4)	Consists of (i) 988,000 shares of Common Stock held directly and (ii) 566,667 stock options, all of which are vested or will vest within 60 days.

(5)
Consists of (i) 60,000 shares of Common Stock held directly and (ii) 250,000 stock options, all of which are vested or will vest within 60 days.  Dr. Adshead-Bell has elected not to stand for reelection but will serve until the Meeting.

(6)	Consists of 100,000 stock options, all of which are vested or will vest within 60 days.

(7)	Consists of (i) 36,820 shares of Common Stock held directly and (ii) 350,000 stock options, all of which are vested or will vest within 60 days.

(8)
Consists of (i) 647,550 shares of Common Stock held directly; (ii) 225,909 shares of Common Stock held in trust by Hsia’s spouse; (iii) 6,000 shares of Common Stock held by Hsia’s child; and (v) stock options to acquire 250,000 shares of Common Stock, all of which are vested or will vest within 60 days.  Mr. Hsia has elected not to stand for reelection but will serve until the Meeting.

(9)
Consists of (i) 150,000 stock options, all of which are vested or will vest within 60 days and (ii)  25,000 shares held directly by Resource Energy Development, Inc., of which Mr. Kunz is the sole owner.

(10)	Consists of 100,000 stock options, all of which are vested or will vest within 60 days.

(11)	Consists of (i) 20,000 shares of Common Stock held directly and (ii) 316,668 stock options, all of which are vested or will vest within 60 days.

(12)	Consists of (i) 150,000 shares of Common Stock held directly and (ii) 166,667 stock options, all of which are vested or will vest within 60 days.

 Security Ownership of Certain Beneficial Owners

The following table sets forth the beneficial ownership of the Company’s Common Stock as of February 27, 2012 by each person (other than the director nominees and executive officers of the Company) who owned of record, or was known to own beneficially, more than 5% of the outstanding voting shares of Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Common Stock
Coeur d’ Alene Mines Corporation (2)	17,353,000	12.74%
Lazarus Investment Partners LLLP (3)	13,608,487	9.99%
_________________________

(1)	Calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2)
This information is based on a Form 13G/A filed on December 16, 2011 by Coeur d’Alene Mines Corporation.  The principal address of Coeur d’Alene Mines Corporation is P.O. Box I, 505 Front Avenue, Coeur d’Alene, Idaho, 83816.

(3)
This information is based on a Form 13G/A filed on February 14, 2012 by Lazarus Investment Partners LLLP (“Lazarus Partners”).  Lazarus Management Company LLC (“Lazarus Management”) is the investment advisor of Lazarus Partners and Justin B. Borus is the managing member of Lazarus Management.  As such, Lazarus Management and Mr. Borus may be deemed to have the power to direct the voting or disposition of the shares.  The securities reported above include 13,462,487 shares of common stock and warrants to purchase 146,000 shares of common stock.  The principal address of each of Lazarus Partners, Lazarus Management and Mr. Borus is 3200 Cherry Creek South Drive, Suite 670, Denver, Colorado  80209.

MANAGEMENT

 Identification of Directors and Executive Officers

The table below sets forth the names, titles, and ages of each of the nominees standing for election to the Company’s Board of Directors and its executive officers as of the Record Date.  Dr. Nicole Adshead-Bell and Mr. Duncan Hsia have elected not to stand for reelection but will serve until the Meeting.  There are no family relationships among any of the director nominees and/or executive officers of the Company.

Except as described herein, there was no agreement or understanding between the Company and any director or executive officer pursuant to which he was selected as an officer or director, although certain of the Company’s executive officers have entered into employment or independent contractor agreements with the Company.

Name	Current Position	Age	Year Initially Appointed as Officer or Director
Brian Edgar	Chairman and Director	62	2010
Timothy Barry	President, Chief Executive Officer and Director	36	2010
Joshua Crumb	Director	32	2012
Murray Hitzman	Director	58	2010
Daniel Kunz	Director	59	2011
John McClintock	Director	61	2012
Sean Fallis	Chief Financial Officer	32	2011
Jason Cunliffe	Vice President - Exploration	41	2011

Brian Edgar.  Mr. Edgar was appointed Chairman of the Board of Directors in April 2010.  Mr. Edgar has broad experience working in junior and mid-size level natural resource companies.  He previously served as the President and Chief Executive Officer of Dome Ventures Corporation (“Dome”) from February 2005 until it was acquired by Silver Bull in April 2010.  He also served on the Board of Directors of Dome from 1998 to 2010.  Mr. Edgar currently serves as a director of BlackPearl Resources Inc., Denison Mines Corp., Lucara Diamond Corp., Lundin Mining Corporation, and ShaMaran Petroleum Corp. Prior to establishing Rand Edgar Capital Corp. (succeeded by Rand Edgar Investment Corp.), Mr. Edgar practiced corporate/securities law in Vancouver, British Columbia, Canada for sixteen years.

Timothy Barry.  Mr. Barry has served as the President and Chief Executive Officer since February 2011.  From August 2010 to February 2011, he served as our Vice President - Exploration.  Between 2006 and August 2010, Mr. Barry spent 5 years working as Chief Geologist in West and Central Africa for Dome.  During this time, he managed all aspects of Dome’s exploration programs, as well as overseeing corporate compliance for Dome’s various subsidiaries.  Mr. Barry also served on Dome’s board of directors.  In 2005 he worked as a project geologist in Mongolia for Entree Gold, a company that has a significant stake in Oyu Tolgoi.  Between 1998 and 2005, Mr. Barry worked as an exploration geologist for Ross River Minerals on its El Pulpo copper/gold project in Sinaloa, Mexico, for Canabrava Diamonds on its exploration programs in the James Bay lowlands in Ontario, Canada, and for Homestake on its Plutonic Gold Mine in Western Australia.  He has also worked as a mapping geologist for the Geological Survey of Canada in the Coast Mountains, and as a research assistant at the University of British Columbia, where he examined the potential of CO2 sequestration in Canada using ultramafic rocks.  Mr. Barry received a bachelor of science from the University of Otago in Dundein, New Zealand and is a registered geologist (AusIMM).  He also serves on the board of directors of Acme Resources, a junior exploration company listed on the Toronto Stock Exchange, and is involved in several private technology companies that work in the data backup and insurance industry.

Joshua Crumb.  Mr. Crumb is an engineer and mineral economist with a wide range of executive experience in the mining industry. Mr. Crumb is a co-founder of LEC Minerals Inc, a private investment corporation that also provides advisory services for mining/exploration companies. Mr. Crumb was formerly the Senior Metals Strategist at Goldman Sachs, working in the commodity research division in London, has held various positions within the Lundin group of companies, and is currently serving as an independent director of Astur Gold Corp, Zazu Metals Corp, and Natural Resource Holdings, Ltd.  Mr. Crumb holds a Bachelor of Science degree in Engineering and Master of Science in Mineral Economics from the Colorado School of Mines.

Murray Hitzman.  Dr. Hitzman was elected to the Board of Directors in April 2010.  Dr. Hitzman has extensive experience in the mining sector and began work in the mining industry with Anaconda Copper Mining Company.  From 1982 through 1993, Dr. Hitzman worked throughout the world for Chevron Resources Company and initiated and managed base and precious metal exploration projects throughout the world.  In 1993, Dr. Hitzman was named Geological Society of America Congressional Fellow and served from September 1993 to August 1994 on the staff of U.S. Senator Joseph Lieberman (CT) working on natural resource and environmental issues.  Dr. Hitzman was named Executive Branch Fellow by the American Association for the Advancement for Science/Sloan Foundation during 1994.  As the Executive Branch Fellow he served as a senior policy analyst in the White House Office of Science and Technology Policy from September 1994 through March 1996 specializing in natural resource, environmental, and geoscience issues.  In June 1996, Dr. Hitzman became a professor at the Colorado School of Mines, and in 2000 was named Head of the Department of Geology and Geological Engineering (he stepped down as such in August 2007).  Dr. Hitzman serves as a director of several publicly held companies including Cardero Resources Corp. (NYSE Amex: CDY), Mansfield Minerals Inc. (TSX Venture: MDR.V), and Teal Exploration and Mining Inc. (publicly traded in Germany).  Dr. Hitzman has a Bachelor of Arts in Geology from Dartmouth College, a Bachelor of Arts in Anthropology from Dartmouth College, a Master of Science in Geology from the University of Washington and a Ph.D. in Geology from Stanford University.

Daniel J. Kunz: Mr. Kunz has more than 30 years of experience in international mining, engineering and construction, including, marketing, business development, management, accounting, finance and operations.  Mr. Kunz is currently the CEO of U.S. Geothermal, Inc. (NYSE Amex: HTM and TSX: GTM), a company focused on renewable energy that is developing geothermal power projects in Oregon, Nevada, and Guatemala.  Mr. Kunz served as Chairman of the Board of U.S. Cobalt Inc. until December 2004.  He was senior vice president and Chief Operating Officer of Ivanhoe Mines Ltd. from 1997 until October 31, 2000, and served as its President, Chief Executive Officer and Director from November 1, 2000 until March 1, 2003.  From March 2, 2003 until March 8, 2004, Mr. Kunz served as President and CEO of Jinshan Gold Mines Inc.  Mr. Kunz was a founder of and directed the 1993 initial public offering of the NASDAQ listed MK Gold Company (President, Director & CEO) and for 17 years held executive positions with NYSE listed Morrison Knudsen Corporation (including Vice President & Controller).  Mr. Kunz holds a Masters of Business Administration and a Bachelor of Science in Engineering Science.  He is currently a director of three companies publicly traded on the TSX Venture Exchange, including Kenai Resources Ltd., Chesapeake Gold Corp., and Gunpoint Exploration.

John McClintock.  Mr. McClintock has a significant amount of experience in all facets of the mineral exploration business, which has come from managing large exploration organizations.  He currently serves as the President of McClintock Geological Management, which provides ongoing management services to Northisle Copper, Gold Inc. and Savant Exploration Ltd.  From February 2007 to November 2008, Mr. McClintock served as President and CEO of Savant Explorations Ltd., a publicly-traded company on the TSX Venture Exchange.  From January 2006 to February 2007, he served as President and COO of Canarc Resources Corp., where he negotiated, among other things, a large land purchase in Mexico.  From November 2004 to December 2005, Mr. McClintock served as an Exploration Manager for BHP Billiton, where he ensured that the $80 million exploration budget focused on areas and commodities with maximum potential for corporate growth.  Mr. McClintock holds an MBA from Simon Fraser University and an undergraduate degree in geology, with honors, from the University of British Columbia.  He is a member of the Professional Engineers of British Columbia, the Prospectors and Developers Association of British Columbia, and the Association of Mineral Exploration of British Columbia.

Sean Fallis.  Mr. Fallis was appointed Chief Financial Officer in April 2011.  From February 2011 to April 2011, he served as our Vice President - Finance.  From July 2008 to February 2011, Mr. Fallis served as the Corporate Controller for Rusoro Mining Ltd (TSX Venture: “RML”).  Prior to working at Rusoro Mining Ltd, he worked at PricewaterhouseCoopers as an Audit Senior Associate from January 2007 to June 2008, where he worked with both Canadian and U.S. publicly listed companies in the audit and assurance practice.  At PricewaterhouseCoopers, Mr. Fallis focused on clients in the mining industry.  Further, he worked at SmytheRatcliffe Chartered Accountants as a staff accountant from September 2004 to December 2006.  Mr. Fallis received a bachelor of science from Simon Fraser University in 2002 and is a Chartered Accountant.

Jason Cunliffe.  Mr. Cunliffe was appointed Vice President - Exploration in August 2011.  Mr. Cunliffe has over seventeen years of experience working for natural resource companies in South and Central America.  Prior to joining us, he served as the Exploration Manager of ECI Exploration & Mining, a company engaged in the exploration and development of gold, silver, and base metal ores.  Mr. Cunliffe also served as the Exploration Manager South America for Underworld Resources Inc. from January 2008 to October 2008.  From January 2002 to December 2007, he served in various capacities for Hochschild Mining plc, a precious metals producer operating in the Americas with a primary focus on silver and gold, including as Exploration Manager South America and Exploration Manager Argentina and Chile.  From August 2000 until December 2001, Mr. Cunliffe served as a senior geologist for IAMGOLD.  Mr. Cunliffe is a Professional Geologist and has a master’s degree in Geology from Leicester University in the United Kingdom.

 Board of Directors Composition

The Company’s Board of Directors seeks to ensure that it is composed of members whose particular experience, qualifications, attributes, and skills, when taken together, will allow the Board to satisfy its oversight obligations effectively.  The Company’s Corporate Governance and Nominating Committee is charged with identifying, screening, and/or appointing persons to serve on the Board.  In identifying Board candidates it is the Company’s goal to identify persons who it believes have appropriate expertise and experience to contribute to the oversight of a company of the Company’s nature while also reviewing other appropriate factors.

The Company believes that each of the persons standing for election to the Board of Directors at the Meeting has the experience, qualifications, attributes and skills when taken as a whole will enable the Board to satisfy its oversight responsibilities effectively.  With regard to the Board nominees the following factors were among those considered that led to the Board’s conclusion that each would make valuable contributions to the Board:

•
Brian Edgar:  The Board believes that Mr. Edgar is qualified to serve as a director of the Company because of his extensive executive level experience working with junior and mid-size level natural resource companies, as well as his experience with and general knowledge of the capital markets.

•
Timothy Barry:  The Board believes that Mr. Barry is qualified to serve as a director of the Company because of his geological education and background, and his significant experience with junior and mid level natural resources companies.

•
Joshua Crumb:  The Board believes that Mr. Crumb is qualified to serve as a director of the Company because of his extensive experience in the mining industry, including valuation and analysis of mineral projects and analysis of commodity prices, as well as his education and general knowledge of the mining industry.

•
Murray Hitzman:  The Board believes that Mr. Hitzman is qualified to serve as a director of the Company because of his extensive experience in the mining sector and his experience as serving as a director of public companies with international projects.

•
Daniel Kunz:  The Board believes that Mr. Kunz is qualified to serve as a director of the Company because of his significant experience in international mining, engineering and construction projects, and his many years of senior management and director experience.

•
John McClintock: The Board believes that Mr. McClintock is qualified to serve as a director of the Company because of his significant experience in all facets of the mineral exploration business, which includes managing large exploration organizations, as well as his education and general knowledge of the exploration industry.

Involvement in Certain Legal Proceedings

During the past ten years none of the persons currently serving as executive officers and/or directors of the Company has been the subject matter of any of the following legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K including: (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) any criminal convictions; (c) any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (d) any finding by a court, the SEC or the CFTC to have violated a federal or state securities or commodities law, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud; or (e) any sanction or order of any self-regulatory organization or registered entity or equivalent exchange, association or entity.  Further, no such legal proceedings are believed to be contemplated by governmental authorities against any director or executive officer.

Transactions with Related Persons

Pursuant to its charter our Audit Committee reviews and approves all related party transactions on an ongoing basis.  The following sets out information regarding transactions between the Company and its officers, directors and significant shareholders since November 1, 2010.

Employment and Independent Contractor Agreements

Each of our current executive officers has entered into an employment or independent contractor agreement with the Company.  The terms of the employment and independent contractor agreements between Messrs. Edgar, Barry, Fallis, and Cunliffe are described below under the heading Executive Compensation.

Office Space and Services

Our corporate offices are located at 885 West Georgia Street, Suite 2200, Vancouver, British Columbia V6C 3E8.  We lease our corporate office space and obtain certain services from a company owned by our Chairman, Brian Edgar, and the current agreement is on a month-to-month basis at the basic rate of $10,000 per month.  The Company paid $121,000 under this agreement during the year ended October 31, 2011.

Severance Agreement

On April 6, 2011, the Company entered into a severance agreement with Robert Devers, the Company’s former Chief Financial Officer.  The Company and Mr. Devers agreed that the termination of his employment agreement would be effective April 15, 2011, and that Mr. Devers would cease serving as the Company’s Chief Financial Officer as of that date.  Mr. Devers remained an employee of the Company through August 31, 2011 to assist with certain on-going projects.  Pursuant to the severance agreement, Mr. Devers agreed to waive any and all legal claims (known or unknown) he may have against the Company in exchange for a lump sum severance payment in the amount of $165,000 (less taxes).  This lump sum severance amount was determined based on the termination provisions in Mr. Devers’ employment agreement.

Registered Direct Offering

Certain officers and directors of the Company participated in a registered direct offering that closed on December 12 and 13, 2011.  Each of these affiliates of the Company purchased shares of the Company’s Common Stock at $0.50 per share, the same price paid by other purchasers in the offering.  The affiliates of the Company that participated in this offering included Brian Edgar, Timothy Barry, Nicole Adshead-Bell, Jason Cunliffe, Sean Fallis, and Daniel Kunz.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors and persons who own more than 10% of the Company's outstanding Common Stock to file reports of ownership with the Securities and Exchange Commission (“SEC”).  Directors, officers, and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of Forms 3, 4, and 5 and amendments thereto furnished to the Company during and for the Company’s year ended October 31, 2011, and as of February 27, 2012, there were no directors, officers or more than 10% stockholders of the Company who failed to timely file a Form 3, 4 or 5, other than (a) Daniel Kunz and (b) Lazarus Investment Partners LLLP, each of whom filed one late report.

Independence of the Board of Directors

As of February 27, 2012, the Company’s Board of Directors consisted of Nicole Adshead-Bell, Joshua Crumb, Timothy Barry, Brian Edgar, Murray Hitzman, Duncan Hsia, Daniel Kunz, and John McClintock.  Each of Dr. Adshead-Bell, Mr. Crumb, Mr. Hitzman, Mr. Hsia, Mr. Kunz, and Mr. McClintock is considered “independent” as that term is defined in Section 803A of the NYSE Amex Company Guide.

With respect to the slate of directors being presented for election at the Meeting, the Board has determined that the following persons qualify as “independent” under Section 803A of the NYSE Amex Company Guide and Section 311 of the TSX Company Manual: Joshua Crumb, Murray Hitzman, Daniel Kunz, and John McClintock. Dr. Adshead-Bell and Mr. Hsia have elected not to stand for reelection but will serve until the Meeting.  Immediately upon the conclusion of the Annual Meeting, the Board of Directors will reduce the number of directors of the Company from eight (8) to six (6) in accordance with the Company’s Amended and Restated Bylaws.

Board Leadership Structure

The Board does not have an express policy regarding the separation of the roles of Chief Executive Officer and Board Chairman as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board.  Until April 2010, Merlin Bingham served as the Company’s Chief Executive Officer and Chairman; however, since April 16, 2010 different persons have served in those positions.  Currently, Brian Edgar is the Company’s Chairman, while Timothy Barry serves as the Company’s Chief Executive Officer.  The Board believes that this leadership structure is appropriate as Mr. Edgar and Mr. Barry bring complimenting attributes to the Company’s business operations and strategic plans, and generally are focused on somewhat different aspects of the Company’s operations.  Mr. Barry with his geological background and experience has a greater depth of knowledge regarding the Company’s exploration activities, while Mr. Edgar has a significant amount of experience with mid-sized and junior level exploration /mining companies and the Canadian capital markets.  Also, the Board does not have a formal policy with respect to the consideration of diversity when assessing directors and directorial candidates, but considers diversity as part of its overall assessment of the Board’s functioning and needs.

Board’s Role in Risk Oversight

Company management is charged with the day-to-day management of risks the Company faces.  However, the Board of Directors, directly and through its committees, is actively involved in the oversight of the Company’s risk management policies.  The Audit Committee is charged with overseeing enterprise risk management, generally, and with reviewing and discussing with management the Company’s major risk exposures (whether financial, operating or otherwise) and the steps management has taken to monitor, control and manage these exposures, including the Company’s risk assessment and risk management guidelines and policies.  The Audit Committee reports to the Board of Directors regarding the foregoing matters, and the Board of Directors ultimately approves any changes in corporate policies, including those pertaining to risk management. Additionally, the Compensation Committee oversees the Company’s compensation policies generally in part to determine whether they create risks that are reasonably likely to have a material adverse effect on the Company.  The Audit Committee and the Compensation Committee correspond with, and report to, management and to the Board.

Meetings of the Board and Committees

Board of Directors

The Company’s Board of Directors held 18 meetings during the year ended October 31, 2011, and 6 additional meetings through February 27, 2012.  Such meetings consisted of both actions taken by the unanimous written consent of the directors and live meetings at which the directors were present in person or by telephone.  All of the Company’s directors attended at least 75% of the Board meetings conducted during the fiscal year ended October 31, 2011, except for Mr. Hitzman who attended 72% of the Board meetings.  The Company does not have a formal policy with regard to board members’ attendance at annual meetings, but encourages them to attend shareholder meetings.  Messrs. Edgar and Barry attended last year’s annual meeting of shareholders.

Audit Committee

The Company has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The following persons serve on our Audit Committee, each of whom is considered “independent” under Section 803A of the NYSE Amex Company Guide and Rule 10A-3 of the Exchange Act: Nicole Adshead-Bell, Duncan Hsia, and Daniel Kunz.  Mr. Kunz is the “financial expert” for the Audit Committee.

The Audit Committee held 4 meetings during the year ended October 31, 2011, and has held two telephonic meetings during the current fiscal year.  All of the members attended the meetings in person or by telephone.  The Board of Directors has adopted a written charter for the Audit Committee.  The Audit Committee charter is available on our website at www.silverbullresources.com.

Compensation Committee

The Company’s Compensation Committee consists of Nicole Adshead-Bell, Duncan Hsia, and Daniel Kunz, each of whom is considered “independent” under Section 803A of the NYSE Amex Company Guide.  The Compensation Committee held 4 meetings during the year ended October 31, 2011, some of which were held by unanimous written consent, and has held one telephonic meeting and one meeting by unanimous written consent during the current fiscal year.  All of the members attended the meetings in person or by telephone.

Duties of the Compensation Committee include reviewing and making recommendations regarding compensation of executive officers and determining the need for and the appropriateness of employment or independent contractor agreements for senior executives.  This includes the responsibility: (1) to determine, review and approve on an annual basis the corporate goals and objectives with respect to compensation for the senior executives; and (2) to evaluate at least once a year the performance of the senior executives in light of the established goals and objectives and, based upon these evaluations, to determine the annual compensation for each, including salary, bonus, incentive and equity compensation.  The Compensation Committee has authority to retain such compensation consultants, outside counsel and other advisors as the Committee in its sole discretion deems appropriate.  The Committee may also invite the executive officers and other members of management to participate in their deliberations, or to provide information to the Committee for its consideration with respect to such deliberations, except that the chief executive officer may not be present for the deliberation of or the voting on compensation for the chief executive officer.  The chief executive officer may, however, be present for the deliberation of or the voting on compensation for any other officer.

The Compensation Committee also has the authority and responsibility: (1) to review the fees paid to independent directors for service on the board of directors and its committees, and make recommendations to the board with respect thereto (however disinterested members of the board ultimately determine the fees paid to the independent directors); and (2) to review the Company’s incentive compensation and other stock-based plans and recommend changes in such plans to the board as needed.

Our Compensation Committee’s charter was adopted by the Board of Directors on May 1, 2006 and amended on December 5, 2006.  The charter is available on our web site at www.silverbullresources.com.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee served as an employee of the Company during the year ended October 31, 2011 (or subsequently).  No current member of Compensation Committee formerly served as an officer of the Company, and none of the current members of the Compensation Committee members have entered into a transaction with the Company in which they had a direct or indirect interest that is required to be disclosed pursuant to Item 404 of Regulation S-K.

Corporate Governance and Nominating Committee

The Company’s Corporate Governance and Nominating Committee consists of Daniel Kunz, Murray Hitzman, and Duncan Hsia, each of whom is considered “independent” under Section 803A of the NYSE Amex Company Guide.  Duties of the Corporate Governance and Nominating Committee include oversight of the process by which individuals may be nominated to our Board of Directors.  Our Corporate Governance and Nominating Committee’s charter was adopted by the Board of Directors on May 1, 2006 and amended on July 7, 2006, and is available on our web site at www.silverbullresources.com.

The functions performed by the Corporate Governance and Nominating Committee include identifying potential directors and making recommendations as to the size, functions and composition of the Board and its committees.  In making nominations, our Corporate Governance and Nominating Committee is required to submit candidates who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the board, in collectively serving the long-term interests of the shareholders.

The Corporate Governance and Nominating Committee will consider nominees proposed by our shareholders.  To recommend a prospective nominee for the Corporate Governance and Nominating Committee’s consideration, you may submit the candidate’s name by delivering notice in writing to Silver Bull Resources, Inc., Attention: Corporate Governance and Nominating Committee, 885 W. Georgia Street, Suite 2200, Vancouver, British Columbia V6C 3E8.

A shareholder nomination submitted to the Corporate Governance and Nominating Committee must include at least the following information (and can include such other information the person submitting the recommendation desires to include), and must be submitted to the Company by the date mentioned in the most recent proxy statement under the heading Shareholder Proposals as such date may be amended in cases where the annual meeting has been changed as contemplated in SEC Rule 14a-8(e), Question 5:

(i)	The name, address, telephone number, fax number and e-mail address of the person submitting the recommendation.

(ii)
The number of shares and description of the Company voting securities held by the person submitting the nomination and whether such person is holding the shares through a brokerage account (and if so, the name of the broker-dealer) or directly.

(iii)
The name, address, telephone number, fax number and e-mail address of the person being recommended to the nominating committee to stand for election at the next annual meeting (the “proposed nominee”) together with information regarding such person's education (including degrees obtained and dates), business experience during the past ten years, professional affiliations during the past ten years, and other relevant information.

(iv)	Information regarding any family relationships of the proposed nominee as required by Item 401(d) of SEC Regulation S-K.

(v)
Information whether the proposed nominee or the person submitting the recommendation has (within the ten years prior to the recommendation)  been involved in legal proceedings of the type described in Item 401(f) of SEC Regulation S-K (and if so, provide the information regarding those legal proceedings required by Item 401(f) of Regulation S-K).

(vi)	Information regarding the share ownership of the proposed nominee required by Item 403 of Regulation S-K.

(vii)	Information regarding certain relationships and related party transactions of the proposed nominee as required by Item 404 of Regulation S-K.

(viii)
The signed consent of the proposed nominee in which he or she: (a) consents to being nominated as a director of the Company if selected by the nominating committee; (b) states his or her willingness to serve as a director if elected for compensation not greater than that described in the most recent proxy statement; (c) states whether the proposed nominee is “independent” as defined by Section 803A of the NYSE Amex Company Guide; and (d) attests to the accuracy of the information submitted pursuant to paragraphs (i) through (vii), above.

Although the information may be submitted by fax, e-mail, mail, or courier, the Corporate Governance and Nominating Committee must receive the proposed nominee’s signed consent, in original form, within ten days of making the nomination.

When the information required above has been received, the Corporate Governance and Nominating Committee will evaluate the proposed nominee based on the criteria described below, with the principal criteria being the needs of the Company and the qualifications of such proposed nominee to fulfill those needs.

The process for evaluating a director nominee is the same whether a nominee is recommended by a shareholder or by an existing officer or director. The Corporate Governance and Nominating Committee will:

(1)
Establish criteria for selection of potential directors, taking into consideration the following attributes which are desirable for a member of our Board: leadership; independence; interpersonal skills; financial acumen; business experiences; industry knowledge; and diversity of viewpoints.  The Corporate Governance and Nominating Committee will periodically assess the criteria to ensure it is consistent with best practices and the goals of the Company.

(2)
Identify individuals who satisfy the criteria for selection to the Board and, after consultation with the Chairman of the Board, make recommendations to the Board on new candidates for Board membership.

(3)
Receive and evaluate nominations for Board membership which are recommended by existing directors, corporate officers, or shareholders in accordance with policies set by the Corporate Governance and Nominating Committee and applicable laws.

The Corporate Governance and Nominating Committee held 2 telephonic meetings during the year ended October 31, 2011, and has held one telephonic meeting during the current fiscal year.  The Corporate Governance and Nominating Committee has nominated Brian Edgar, Timothy Barry, Joshua Crumb, John McClintock, Daniel Kunz, and Murray Hitzman to stand for election at the Meeting.  The Company has not engaged the services of or paid a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.

Environmental Health and Safety Committee:

The Company’s Environmental Health and Safety Committee consists of Nicole Adshead-Bell, Murray Hitzman, and Duncan Hsia.  The Environmental Health and Safety Committee is a new committee and has not yet held any meetings.

Shareholder Communication with the Board of Directors

The Company values the views of its shareholders (current and future shareholders, employees and others).  Accordingly, the Board of Directors established a system through its Audit Committee to receive, track and respond to communications from shareholders addressed to the Company’s Board of Directors or to its Non-Management Directors.  Any shareholder who wishes to communicate with the Board of Directors or the Non-Management Directors may write to:

Silver Bull Resources, Inc.
Attention: Audit Committee Chair
885 West Georgia Street, Suite 2200
Vancouver, B.C. V6C 3E8

The chair of the Audit Committee is the Board Communications Designee.  He will review all communications and report on the communications to the chair of the Corporate Governance and Nominating Committee, the full Board or the Non-Management Directors as appropriate.  The Board Communications Designee will take additional action or respond to letters in accordance with instructions from the relevant Board source.

EXECUTIVE COMPENSATION

 Compensation and Other Benefits of Executive Officers

The following table sets out the compensation received for the years ended October 31, 2011, 2010, and 2009 in respect to each of named executive officers.

SUMMARY COMPENSATION TABLE

	Fiscal	Salary	Non-Equity Incentive Plan Compensation	Stock Awards	Option Awards	All Other Compensation		Total
Name and Principal Position	Year	($) (11)	($) (11)	($)	($) (1)	($)		($)

Current Named Executive Officers

Brian Edgar (2)	2011	$89,934	-	-	-	-		89,934
Chairman and Director	2010	-	-	-	-	-		-

Timothy Barry (3)	2011	$203,919	$25,110	-	172,515	-		401,544
President, Chief Executive Officer and Director	2010	29,900	-	-	233,550	-		263,450

Sean Fallis (4)	2011	$112,538	$12,555	-	257,756	-		382,849
Chief Financial Officer	2010	-	-	-	-	-		-

Jason Cunliffe (5)	2011	$107,800	$16,667	-	157,741	-		282,208
Vice President - Exploration	2010	-	-	-	-	-		-

Former Named Executive Officers

Gregory Hahn (6)	2011	$-	-	-	-	72,000	(7)	72,000
Former President and Chief	2010	-	-	23,184	184,127	84,000	(8)	291,311
Executive Officer	2009	-	-	15,444	13,732	36,000	(9)	65,176

Robert Devers (10)	2011	$75,625	-	-	-	165,000	(10)	240,625
Former Chief Financial Officer	2010	165,000	-	-	233,550	-		398,550
	2009	165,000	-	-	15,735	-		180,735

__________________________

(1)
Amounts represent the calculated fair value of stock options granted to the named executive officers based on provisions of ASC 718-10, Stock Compensation. See note 13 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended October 31, 2011 for a discussion regarding assumptions used to calculate fair value under the Black-Scholes–Merton valuation model.

(2)	Mr. Edgar is paid CDN $7,500 per month. Prior to January 2012 Mr. Edgar held the title “Executive Chairman” and in that capacity was viewed as an executive officer of the Company.

(3)
Mr. Barry was appointed as Vice President – Exploration on September 1, 2010, and then as our President and Chief Executive Officer on February 25, 2011.  Mr. Barry was compensated at a rate of $650 per day worked and was eligible to earn a bonus of up to $150 per day.  On September 2, 2011 (effective June 1, 2011), the Company entered into an amended employment agreement with Mr. Barry that provides for base compensation of CDN $216,000 annually and a calendar year bonus of up to CDN $30,000 at the discretion of the Board.  For fiscal 2011, Mr. Barry was paid a bonus of $25,110.

(4)
Mr. Fallis was appointed as the Company’s Chief Financial Officer on April 15, 2011.  From February 7, 2011 to April 14, 2011, he served as our Vice President – Finance.  Pursuant to an employment agreement with the Company, Mr. Fallis’ base compensation is CDN $150,000 per year, and he is eligible to receive an annual bonus at the discretion of the Board.  For fiscal 2011, Mr. Fallis was paid a bonus of $12,555.

(5)
Mr. Cunliffe was appointed Vice President – Exploration in August 2011.  Pursuant to an independent contractor agreement with the Company, Mr. Cunliffe is compensated at a rate of $700 per day worked, and he is eligible to receive an annual bonus of up to $20,000 at the discretion of the Board.  For fiscal 2011, Mr. Cunliffe earned a bonus of $16,667.

(6)	Mr. Hahn ceased serving as the Company’s Interim President and Chief Executive Officer on February 25, 2011.

(7)	Consists of $72,000 in consulting fees paid to Greg Hahn Consulting, LLC for Mr. Hahn’s services as interim Chief Executive Officer and President.

(8)
Consists of (i) $60,000 in consulting fees paid to Greg Hahn Consulting, LLC for Mr. Hahn’s services as interim Chief Executive Officer and President from July 1, 2010 through October 31, 2010, and (ii) $24,000 in fees Mr. Hahn earned in his capacity as an independent director from November 1, 2009 through June 30, 2010.

(9)
In fiscal 2009, Mr. Hahn earned $36,000 in fees in capacity as an independent director.   However, Mr. Hahn deferred the payment of $27,000 in fees during 2009 which amount was paid on December 22, 2009.  All amounts deferred are included in the salary column of the All Other Compensation column for the year in which such amounts were earned.

(10)	Effective April 15, 2011, Mr. Devers and the Company agreed to terminate his employment agreement and entered into an agreement whereby Mr. Devers was paid a severance payment of $165,000.

(11)	All CDN $ amounts have been converted to US $ using the CDN $/US $ exchange rate as of October 31, 2011.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes the material elements of compensation for the executive officers identified in the Summary Compensation Table contained above (the “named executive officers”).

The Compensation Committee of our Board of Directors (the “Committee”) reviews and approves the total direct compensation packages for each of our executive officers. Notably the salary and other benefits payable to those persons who served as our named executive officers during the year ended October 31, 2011 are set forth in employment or independent contractor agreements which are discussed below.  Stock option grants, as applicable to the named executive officers, are reviewed by the Committee and approved by the full Board of Directors.

The principle objectives that guide the Committee in its deliberations regarding executive compensation matters include:

•	attracting and retaining highly qualified executives who share our Company values and commitment by designing the total compensation package to be fair and competitive;

•	providing executives with contractual terms that offer them reasonable security; and

•
motivating executives to provide excellent leadership and achieve Company goals by linking short-term and long-term incentives to the achievement of business objectives, thereby aligning the interests of executives and stockholders.

The primary elements of compensation to our named executive officers are cash compensation and equity compensation in the form of stock option grants, each of which are further described below.

In April 2011, we held a shareholder advisory vote on the compensation of our named executive officers, commonly referred to as a say-on-pay vote.  Our shareholders overwhelmingly approved the compensation of our named executive officers, with over 95% of shareholder votes cast in favor of our say-on-pay resolution.  As we evaluated our compensation practices throughout fiscal 2011, we were mindful of the strong support our shareholders expressed for our philosophy of linking compensation to our operating objectives and the enhancement of shareholder value.  As a result, our Committee decided to retain our general approach to executive compensation, with an emphasis on short and long-term incentive compensation that rewards our executives when they deliver value for our shareholders.  In addition, our shareholders recommended, in a non-binding vote, that shareholder advisory votes on the compensation of our executive officers be held every three years.  Approximately 60% of the votes cast were voted in favor of a three year frequency.  Accordingly, our Board adopted the shareholders’ recommendation to hold the say-on-frequency vote every three years.  The next advisory vote on executive compensation matters will be in 2014.

Cash Compensation Payable to our Named Executive Officers

Our named executive officers receive a base salary or consulting rate payable in accordance with our normal payroll practices.  The base salaries or consulting rates of our executive officers are set forth in employment or independent contractor agreements between the Company and each officer.  Based on the Committee's knowledge of the industry and size and financial resources of the Company, the Committee believes that the base salaries or consulting rates of the Company’s executive officers are competitive to those that are received by comparable officers with comparable responsibilities in similar companies.

When the Committee considers total cash compensation for our named executive officers, we do so by evaluating their responsibilities, experience and the competitive marketplace.  Specifically, the Committee considers the following factors:

•	the executive’s leadership and operational performance and potential to enhance long-term value to the Company’s shareholders;

•	the Company’s financial resources;

•	performance compared to the financial, operational and strategic goals established for the Company;

•	the nature, scope and level of the executive’s responsibilities;

•	competitive market compensation paid by other companies for similar positions, experience and performance levels; and

•	the executive’s current salary or consulting rate, the appropriate balance between incentives for long-term and short-term performance.

Historically the Company has entered into employment or independent contractor agreements with its executive officers that provide for a base salary or consulting rate and other benefits.

Option Grants to our Named Executive Officers

We have granted stock options to our named executive officers.  Historically options were granted to officers on or about the time of their initial appointment.  Options granted to our executive officers generally vest over a period of 2 years from the date of grant.  These option grants are intended to provide incentives to our officers who contribute to the success of the Company by offering them the opportunity to acquire an ownership interest in it.  We believe that option grants also help to align the interests of our management and employees with the interests of shareholders.  Further, we believe that these option grants serve as additional incentive for our officers and in turn the achievement of these objectives will help our performance.

Employment and Independent Contractor Agreements with our Named Executive Officers

Historically the Company has entered into employment or independent contractor agreements with its named executive officers. Each of our executive officers is paid a salary or consulting rate for their services and has been granted stock options in consideration for their services. When the Committee considers salaries or consulting rates for our executives, it does so by evaluating their responsibilities, experience, the competitive marketplace, and our financial resources and projections. Pursuant to its Charter, the Committee reviews and approves the terms of the compensation granted and awarded to our named executive officers.

Brian Edgar

Effective September 2, 2011, Brian Edgar entered into an amended and restated employment agreement with the Company, pursuant to which he receives a base salary of CDN $7,500 per month (CDN $90,000 per year).  Mr. Edgar is also eligible to receive an annual bonus for prior calendar year service at the discretion of the Board.

According to the severance terms of the amended and restated employment agreement, upon termination of employment by the Company without cause, Mr. Edgar is entitled to receive a severance payment equal to twelve (12) months of his base salary.  Further, upon a change in control (which is defined in the amended and restated employment agreement), Mr. Edgar is entitled to receive a severance payment equal to twelve (12) months of his base salary plus the previous year bonus, if Mr. Edgar terminates his employment within three months of such change in control.

Timothy Barry

On September 2, 2011, effective June 1, 2011, Timothy Barry entered into an amended and restated employment agreement with the Company, pursuant to which he receives a base salary of CDN $18,000 per month (CDN $216,000 per year).  Mr. Barry is also eligible to receive an annual bonus of up to CDN $30,000 for prior calendar year service if certain performance targets, as set forth in his amended and restated employment agreement, are met.  For fiscal 2011, Mr. Barry was paid a bonus of CDN $25,000.

According to the severance terms of the amended and restated employment agreement, upon termination of employment by the Company without cause, Mr. Barry is entitled to receive a severance payment equal to (a) six (6) months of his base salary if his employment is terminated less than 24 months from February 25, 2011, or (b) twelve (12) months of his base salary if his employment is terminated more than 24 months from February 25, 2011.  Further, upon a change in control (which is defined in the amended and restated employment agreement), Mr. Barry is entitled to receive a severance payment equal to (a) twelve (12) months of his base salary plus the previous year bonus if he has been employed less than 24 months from February 25, 2011, or (b) eighteen (18) months of his base salary plus the previous year bonus if his has been employed more than 24 months from February 25, 2011, if Mr. Barry terminates his employment within three months of such change in control.

 Sean Fallis

On April 6, 2011, effective February 7, 2011, Sean Fallis entered into an amended and restated employment agreement with the Company, pursuant to which he receives a base salary of CDN $150,000 per year.  Mr. Fallis is also eligible to receive an annual bonus for prior calendar year service at the discretion of the Board.  For fiscal 2011, Mr. Fallis was paid a bonus of CDN $12,500.

According to the severance terms of the amended and restated employment agreement, upon termination of employment by the Company without cause, Mr. Fallis is entitled to receive a severance payment equal to (a) four (4) months of his base salary if his employment is terminated more than three (3) months after February 7, 2011 but less than 36 months after February 7, 2011, or (b) six (6) months of his base salary if his employment is terminated more than 36 months after February 7, 2011.  Further, upon a change in control (which is defined in the amended and restated employment agreement), Mr. Fallis is entitled to receive a severance payment equal to (a) six (6) months of his base salary if he has been employed less than 36 months from February 7, 2011, or (b) twelve (12) months of his base salary if he has been employed more than 36 months from February 7, 2011, if Mr. Fallis terminates his employment within three months of such change in control.

Jason Cunliffe

Effective August 4, 2011, Jason Cunliffe entered into an amended and restated independent contractor agreement with the Company, pursuant to which he receives a base consulting rate of $700 per day for each day that consulting services are provided to the Company.  Mr. Cunliffe is also eligible to receive an annual bonus of up to $20,000 for prior calendar year service if certain milestones are met for the Sierra Mojada Project.  For fiscal 2011, Mr. Cunliffe was paid a bonus of $16,667.

According to the severance terms of the amended and restated independent contractor agreement, either Mr. Cunliffe or the Company may terminate this agreement by providing the other party thirty (30) days written notice.  Presently, the amended and restated independent contractor agreement is being renewed on a month-to-month basis.  Further, upon a change in control (which is defined in the amended and restated employment agreement), Mr. Cunliffe is entitled to receive a severance payment equal to (a) 120 days of his base consulting rate if the change in control occurs less than 36 months from August 4, 2011, or (b) 240 days of his base consulting rate if the change in control occurs more than 36 months from August 4, 2011, assuming that Mr. Cunliffe terminates his agreement within thirty (30) days of such change in control.

The following table shows the potential payments upon termination of employment of our executive officers as of October 31, 2011.  For the purposes of this table, it is assumed that the terminated employee receives the maximum payment under his or her amended and restated employment agreement or amended and restated independent contractor agreement with the Company, and, in the case of a change of control, that each officer terminates employment following the change of control.

		Cash Severance Payment	Accelerated Vesting
Name	Terminate Event	($) (1)	($) (2)	Total ($)
Brian Edgar	For Cause:	-	-	-
	Without Cause:	$90,396	-	$90,396
	Change in Control:	$90,396	-	$90,396

Timothy Barry	For Cause:	-	-	-
	Without Cause:	$108,475	-	$108,475
	Change in Control:	$216,950	-	$216,950

Sean Fallis	For Cause:	-	-	-
	Without Cause:	$50,220	-	$50,220
	Change in Control:	$75,330	-	$75,330

Jason Cunliffe	For Cause:	-	-	-
	Without Cause:	-	-	-
	Change in Control:	$84,000	$8,000	$92,000
______________________

(1)	The CDN $ amounts have been converted to US $ as of the CDN $/US $ exchange rate as of October 31, 2011.

(2)
Options to purchase common stock vest in equal installments annually over 2 years from the date of grant.  The value of the vesting acceleration was calculated by multiplying the number of unvested in-the-money options as of October 31, 2011 by the spread between the closing price of our common stock on October 31, 2011, which was $0.66, and the exercise price of such unvested options, which was $0.63.

Stock Option, Stock Awards and Equity Incentive Plans

The Company has two stock option plans.  The 2006 Stock Option Plan (the “2006 Plan”) was adopted by the Board of Directors in May 2006, and approved by the stockholders in July 2006.  The 2010 Stock Option and Bonus Plan (the “2010 Plan”, together with the 2006 Plan, the “Plans”) was adopted by the Board of Directors in December 2009 and approved by the shareholders in April 2010.

Under the 2006 Plan, the Company may grant incentive options or stock bonuses to employees (including officers), consultants and directors (whether or not they are employees) of the Company or its present or future divisions, affiliates and subsidiaries (together, “Eligible Persons”) for up to a total of 5,000,000 shares of common stock.  Under the 2010 Plan, the lesser of (i) 30,000,000 shares or (ii) 10% of the total shares outstanding will be reserved to be issued upon the exercise of options or the grant of stock bonuses granted to Eligible Persons.

Options granted under the Plans shall have an exercise price equal to the “Fair Market Value” which is defined in the Plan as the closing price of the Company’s Shares on the principal trading market on the date of the grant.

Options granted under the Plans typically have a graded vesting schedule over approximately 2 years and have a contractual term of 5 to 10 years.  In any event, no exercise period of options granted can exceed ten years from the date of the grant.  Options granted are not assignable other than by will or applicable laws of intestacy.

Unless otherwise provided in the option agreement between the Company and the optionee, if the optionee ceases to be an employee, officer, director or consultant of the Company, other than by reason of death or disability, all unexercised options granted thereunder to such optionee will terminate three months following the date the optionee ceases to hold such office or directorship, and will terminate upon the date of termination of employment or other relationship if the optionee is discharged with cause.  Unexercised options granted will be exercisable within one year after the date of death or disability of the optionee.

The following table sets forth the outstanding equity awards for each named executive officer at October 31, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Option Awards
	Number of Securities
	Underlying Unexercised
	Options (1)		Option	Option
Name and Principal Position	Exercisable	Un- exercisable	Exercise Price ($)	Expiration Date

Brain Edgar	600,000	-	$0.72	08/23/2015
Chairman and Director (2)

Timothy Barry	333,334	166,666	$0.72	08/23/2015
President, Chief Executive Officer and Director (3)	166,666	83,334	$1.05	02/25/2016

Sean Fallis	233,334	116,666	$1.12	02/07/2016
Chief Financial Officer (4)

Jason Cunliffe	133,333	266,667	$0.63	08/05/2016
Vice President – Exploration (5)
_________________________

(1)	Includes options granted under the 2010 Stock Option Plan.

(2)	Options vest in equal installments on the grant date and on the one year anniversary of the grant date.

(3)	Options vest in three equal installments annually over two years beginning on the grant date.

(4)
Options vest in three equal installments annually over two years beginning on the grant date.  However, the first installment of the February 7, 2011 grant did not vest until May 9, 2011.  Subsequent vesting of this grant will occur on the first and second year anniversary of the grant date, respectively.

(5)	Options vest in three equal installments annually over two years beginning on the grant date.

GRANTS OF PLAN-BASED AWARDS

The following table summarized grants of awards to our executive officers during the year ended October 31, 2011 and possible future payouts pursuant to those awards.

		Estimated Future Payouts Under Non–Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Grant Date for Option Awards	All Other Option Awards: Number of Shares Underlying Options (2) (#)	Grant Date Fair Value of Option Awards ($)
Brian Edgar	09/02/2011	-	-	(3)	-	-	-
Timothy Barry	06/01/2011	-	-	CDN $30,000	02/25/2011	250,000	172,515
Sean Fallis	02/07/2011	-	-	(3)	02/07/2011	350,000	257,756
Jason Cunliffe	08/04/2011	-	-	US $20,000	08/05/2011	400,000	157,741
_________________________

(1)
Includes amounts that may be payable as cash bonuses as described in “Compensation Discussion and Analysis - Employment and Independent Contractor Agreements with our Named Executive Officers” granted under the executive officers’ employment and independent contractor agreements.

(2)	These options are described in “Compensation Discussion and Analysis - Option Grants to our Named Executive Officers” and in the “Compensation Discussion and Analysis – Option Awards” table.

(3)	Bonus potential, if any, is at the discretion of the Board.

Compensation of Directors

During the year ended October 31, 2011, the following persons served on the Company’s Board of Directors:

• Brian Edgar (Chairman) (1)
• Timothy Barry (2)
• Nicole Adshead-Bell (3)
• Murray Hitzman (1)
• Duncan Hsia (1)
• Daniel Kunz (4)
• Wesley Pomeroy (5)
• Robert Kramer (5)
• Gregory Hahn (5)
_________________________

(1)	Elected to the Board of Directors effective as of April 16, 2010.

(2)	Elected to the Board of Directors effective as of March 2, 2011.

(3)	Elected to the Board of Directors effective as of February 14, 2011.

(4)	Elected to the Board of Directors effective as of April 20, 2011.

(5)	Resigned from the Board of Directors effective as of April 20, 2011.

Independent Directors Compensation Structure

As of October 31, 2011 the following directors were considered “independent”: (a) Nicole Adshead-Bell, (b) Murray Hitzman, (c) Duncan Hsia, and (d) Daniel Kunz.

The Company’s independent directors are compensated $20,000 per year, paid in quarterly installments, and are issued annual stock option grants for their services.  In addition, the person serving as the Chair of the Company’s Audit Committee receives an annual cash fee of $6,000 (payable in equal increments on the last day of each fiscal quarter), and its Compensation Committee Chair and its Corporate Governance and Nominating Committee Chair each receive, respectively, an annual cash fee of $3,000 (payable in the same manner), in each case in consideration for their respective service as the chairs of such committees.

Chairman Compensation Structure

Effective April 16, 2010 Brian Edgar began serving as the Company’s Executive Chairman.  Effective September 2, 2011 the Company entered into an amended and restated employment agreement with Mr. Edgar.  Mr. Edgar is being compensated at the rate of CDN $7,500 per month (CDN $90,000 per year) and will be eligible for an annual bonus at the discretion of the Board of Directors.

According to the severance terms of the of the amended and restated employment agreement, upon termination of employment by the Company without cause, Mr. Edgar is entitled to receive a severance payment equal to twelve (12) months of his base salary.  Further, upon a change in control (which is defined in the amended and restated employment agreement), Mr. Edgar is entitled to receive a severance payment equal to twelve (12) months of his base salary plus the previous year bonus, if Mr. Edgar terminates his employment within three (3) months of such change in control.

Director Compensation – Fiscal 2011

During the year end October 31, 2011, the Company compensated the following directors, who are not named executive officers, for their services as directors as follows:

DIRECTOR COMPENSATION

Name	Fees earned or paid in cash ($)	Option awards ($) (1)	Total ($)
Nicole Adshead-Bell (2)	15,770	141,226	156,996
Murray Hitzman (3)	20,000	-	20,000
Duncan Hsia (4)	21,500	-	21,500
Daniel Kunz (5)	13,803	85,290	99,093
Wesley Pomeroy (6)	13,000	-	13,000
Robert Kramer (7)	13,000	-	13,000
_________________________

(1)
Amounts represent the calculated fair value of stock options granted to the named directors based on provisions of ASC 718-10, Stock Compensation. See note 13 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended October 31, 2011 for discussion regarding assumptions used to calculate fair value under the Black-Scholes–Merton valuation model.

(2)	Dr. Adshead-Bell was appointed as a director on February 14, 2011 and paid $15,770 during the year ended October 31, 2011, which includes $1,500 for serving as the Chair of the Compensation Committee.

(3)	Mr. Hitzman was paid $20,000 during the year ended October 31, 2011.

(4)	Mr. Hsia was paid $21,500 during the year ended October 31, 2011, which includes $1,500 for serving as the Chair of the Corporate Governance and Nominating Committee.

(5)	Mr. Kunz was appointed as a director on April 20, 2011 and paid $13,803 during the year ended October 31, 2011, which includes $3,000 for serving as the Chair of the Audit Committee.

(6)
Mr. Pomeroy was paid $13,000 during the year ended October 31, 2011, which includes $1,500 for serving as the Chair of the Nominating and Corporate Governance Committee and $1,500 for serving as the Chair of the Compensation Committee.  Mr. Pomeroy ceased serving as a director on April 20, 2011.

(7)	Mr. Kramer was paid $13,000 during the year ended October 31, 2011, which includes $3,000 for serving as the Chair of the Audit Committee. Mr. Kramer ceased serving as a director on April 20, 2011.

Re-pricing of Options

None.

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee selected the independent accounting firm of Hein & Associates LLP (“Hein”) with respect to the audit of our financial statements for the years ended October 31, 2012 and October 31, 2011.  A representative of Hein is not expected to be present at the Meeting; however, if a representative is present he or she will have the opportunity to make a statement if he or she desires to do so, and will be available to answer questions from shareholders.

Audit Fees

During the years ended October 31, 2011 and 2010, Hein billed us aggregate fees and expenses in the amount of $178,270 and $179,327, respectively.  These aggregate fees listed above include professional services for the audit of our annual financial statements, professional services for the audit of the Company’s internal controls, review procedures for a 424(b)(5) prospectus supplement and Form S-3 registration statements, and the review of the financial statements included in our reports on Form 10-Q and Form 10-K.

Audit-Related Fees

There were no audit-related fees billed by Hein during the years ended October 31, 2011 and 2010.

Tax Fees

During the years ended October 31, 2011 and 2010, Hein billed us aggregate fees and expenses for tax services and in the amount of $46,139 and $8,676, respectively.

All Other Fees

There were no other services provided by Hein during the years ended October 31, 2011 and 2010.

Audit Committee’s Pre-Approval Practice

Section 10A(i) of the Exchange Act prohibits our auditors from performing audit services for us as well as any services not considered to be “audit services” unless such services are pre-approved by the Audit Committee of the Board of Directors, or unless the services meet certain de minimis standards. The Audit Committee’s charter (adopted May 1, 2006 and amended February 14, 2012) provides that the Audit Committee must:

•
preapprove all audit services that the auditor may provide to us or any subsidiary (including, without limitation, providing comfort letters in connection with securities underwritings or statutory audits) as required by §10A(i)(1)(A) of the Exchange Act (as amended by the Sarbanes-Oxley Act of 2002).

•
preapprove all non-audit services (other than certain de minimis services described in §10A(i)(1)(B) of the Exchange Act (as amended by the Sarbanes-Oxley Act of 2002)) that the auditors propose to provide to us or any of our subsidiaries.

The Audit Committee considers at each of its meetings whether to approve any audit services or non-audit services.  In some cases, management may present the request; in other cases, the auditors may present the request.

REPORT OF THE AUDIT COMMITTEE
To the Board of Directors of Silver Bull Resources, Inc.

Management is responsible for our internal controls and the financial reporting process.  The independent accountants are responsible for performing an independent audit of our financial statements in accordance with United States generally accepted accounting principles (“GAAP”) and the standards of the Public Company Accounting Oversight Board and to issue an opinion on our financial statements.  Our responsibility is to monitor and oversee those processes.  We hereby report to the Board of Directors that, in connection with the financial statements for the year ended October 31, 2011, we have:

•	reviewed and discussed the audited financial statements with management and the independent accountants;

•	discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU section 380), as modified by SAS 89 and SAS 90; and

•
received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board  Standard No.1, Independence Discussions with Audit Committees), as may be modified or supplemented, and discussed with the independent accountant the   accountants’ independence.

Based on the discussions and our review described above, we recommended to the Board of Directors that the audited financial statements for the year ended October 31, 2011 be included in the Company’s Annual Report on Form 10-K for the year ended October 31, 2011, which is being provided with this Proxy Statement.

Respectfully submitted,
The Audit Committee of Silver Bull Resources, Inc.
Daniel Kunz, Chair
Nicole Adshead-Bell, Member
Duncan Hsia, Member

REPORT OF THE COMPENSATION COMMITTEE
To the Board of Directors of Silver Bull Resources, Inc.

The Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report.

The Compensation Committee hereby reports to the Board of Directors that, in connection with the Company’s Annual Report on Form 10-K for the year ended October 31, 2011, and this Proxy Statement we have:

•	reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K; and

•
based on such review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K for the year ended October 31, 2011 and this Proxy Statement on Schedule 14A.

Respectfully submitted,
The Compensation Committee of Silver Bull Resources, Inc.
Nicole Adshead-Bell, Chair
Daniel Kunz, Member
Duncan Hsia, Member

PROPOSAL ONE
ELECTION OF DIRECTORS

The Board of Directors is nominating six (6) directors for election to serve for a one year term or until their successors are elected and qualified.

Nominees for Election of Directors

The persons named in the enclosed form of Proxy will vote the shares represented by such Proxy for the election of the six (6) nominees for director named below.  If, at the time of the Meeting, any of these nominees shall become unavailable for any reason, which event is not expected to occur, the persons entitled to vote the Proxy will vote for such substitute nominee or nominees, if any, as they determine in their sole discretion.  If elected, Timothy Barry, Joshua Crumb, Brian Edgar, Murray Hitzman, Daniel Kunz, and John McClintock will each hold office a term of one year, until their successors are duly elected or appointed or until their earlier death, resignation or removal.

The Board of Directors recommends a vote “FOR” the election of Timothy Barry, Joshua Crumb, Brian Edgar, Murray Hitzman, Daniel Kunz, and John McClintock.  Unless otherwise specified, the enclosed proxy will be voted “FOR” the election of the Board of Directors’ slate of nominees.  Neither Management nor the Board of Directors of the Company is aware of any reason which would cause any nominee to be unavailable to serve as a director.

PROPOSAL TWO
RATIFICATION AND APPROVAL OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

 On September 4, 2007, our Board of Directors unanimously approved the Audit Committee’s recommendation to appoint Hein & Associates LLP (“Hein”) as our independent registered public accounting firm.  Since that time Hein has served as the Company’s independent registered accounting firm.  On February 22, 2012 the Board of Directors directed that the Company submit the selection of Hein for ratification and approval by our shareholders at the Meeting.  Although the Company is not required to submit the selection of independent registered public accountants for shareholder approval, if the shareholders do not ratify this selection, the Board of Directors may reconsider its selection of Hein.  The Board considers Hein to be well qualified to serve as the independent auditors for the Company, however even if the selection is ratified, our Board of Directors may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee and Board of Directors determines that the change would be in our best interests.

The Board of Directors recommends a vote “FOR” Proposal Two.  Proposal Two requires the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote at the Meeting.  Unless otherwise specified, the enclosed proxy will be voted “FOR” the ratification of Hein & Associates LLP as our independent registered accounting firm.

ANNUAL REPORT TO SHAREHOLDERS

Included with this Proxy Statement is the Company’s 2011 Annual Report on Form 10-K for the year ended October 31, 2011.

OTHER MATTERS

Management and the Board of Directors of the Company know of no matters to be brought before the Meeting other than as set forth herein.  However, if any such other matters properly are presented to the shareholders for action at the Meeting and any adjournment(s) or postponement(s) thereof, it is the intention of the proxy holder named in the enclosed proxy to vote in his discretion on all matters on which the shares represented by such proxy are entitled to vote.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

Only one Proxy Statement and Annual Report on Form 10-K for the year ended October 31, 2011 is being delivered to shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders.  Upon the written or oral request of a shareholder, we will deliver promptly a separate copy of the proxy statement and annual report to shareholders at a shared address to which a single copy was delivered.  Shareholders desiring to receive a separate copy in the future, or those that desire to receive only one copy if they are receiving multiple copies, may contact us by mail at 885 West Georgia Street, Suite 2200, Vancouver, British Columbia V6C 3E8 or by telephone (604) 687-5800.

SHAREHOLDER PROPOSALS

Silver Bull Resources, Inc. expects to hold its next annual meeting of shareholders in April 2013.  Proposals from shareholders intended to be present at the next annual meeting of shareholders should be addressed to Silver Bull Resources, Inc., Attention: Corporate Secretary, 885 West Georgia Street, Suite 2200, Vancouver, British Columbia V6C 3E8 and we must receive the proposals by November 1, 2012.  Upon receipt of any such proposal, we shall determine whether or not to include any such proposal in the Proxy Statement and proxy in accordance with applicable law.  It is suggested that shareholders forward such proposals by Certified Mail-Return Receipt Requested. After November 1, 2012, any shareholder proposal submitted outside the process of Rule 14a-8 will be considered to be untimely.

BY ORDER OF THE BOARD OF DIRECTORS:

SILVER BULL RESOURCES, INC.

Brian Edgar, Chairman

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

The Board of Directors recommends you vote FOR the following nominees:

1. Election of Directors
Nominees

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 Timothy Barry   02 Joshua Crumb   03 Brian Edgar   04 Murray Hitzman   05 Daniel Kunz
06 John McClintock

The Board of Directors recommends you vote FOR proposal 2:

	For	Against	Abstain
2. Ratification and approval of Hein & Associates LLP as the Company's independent registered public accounting firm.	☐	☐	☐

NOTE: In their discretion, the Proxy is authorized to vote upon such other business as lawfully may come before the Meeting. The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said proxy lawfully may do by virtue hereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX]   Date

JOB #

Signature (Joint Owners)   Date

SHARES
CUSIP #
SEQUENCE #

0000125901_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

SILVER BULL RESOURCES, INC.
ANNUAL MEETING OF SHAREHOLDERS – APRIL 11, 2012
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Silver Bull Resources, Inc. ("Silver Bull") hereby constitutes and appoints Brian Edgar and Timothy Barry, or either of them, as attorneys and proxies to appear, attend and vote all of the shares of Common Stock and/or standing in the name of the undersigned at the Annual Meeting of Shareholders to be held at the Metropolitan Hotel Vancouver, the Vancouver Room, 645 Howe Street, Vancouver, British Columbia V6C 2Y9 on Wednesday, April 11, 2012, at 1:30 p.m. local time, and at any adjournment(s) or postponement(s) thereof.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO THE ABOVE PROPOSALS, BUT IF NO SPECIFICATION IS MADE THEY WILL BE VOTED FOR ALL DIRECTOR NOMINEES AND FOR PROPOSAL TWO. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY ON ANY OTHER BUSINESS.

Continued and to be signed on reverse side

0000125901_2 R1.0.0.11699